Gates Industrial Reports Second-Quarter 2025 Results
Denver, CO, July 30, 2025
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the second quarter ended June 28, 2025.
Second-Quarter 2025 Financial Summary
◦Second-quarter net sales of $883.7 million, down 0.2% compared to the prior-year period, including core sales decline of 0.6%.
◦Net income attributable to shareholders of $56.5 million, or $0.22 per diluted share.
◦Adjusted Net Income per diluted share of $0.39.
◦Net income from continuing operations of $63.4 million, or a margin of 7.2%.
◦Adjusted EBITDA of $199.2 million, or a margin of 22.5%.
◦Raising 2025 full-year guidance.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “In the second quarter, our team delivered solid results. The Replacement channels generated positive core sales growth and our Mobility business increased double-digits. Also, we realized growth in Agriculture for the first time since the fourth quarter of 2022. Our gross margin expanded and our balance sheet continued to improve.”
Jurek continued, “We have raised our guidance for full year 2025 Adjusted EBITDA and Adjusted EPS. Our team is focused on driving operating improvements and higher cash flow generation while our investments in key growth initiatives are yielding results. I am more optimistic about our secular top-line growth potential over the mid-term.”
Power Transmission Segment Results

	Three months ended
(USD in millions)	June 28, 2025	June 29, 2024	% Change	% Core Change
Net sales	$550.1	$541.9	1.5%	0.6%
Adjusted EBITDA	$122.8	$123.8	(0.8%)
Adjusted EBITDA margin	22.3%	22.8%	(50 bps)

	For the six months ended
(USD in millions)	June 28, 2025	June 29, 2024	% Change	% Core Change
Net sales	$1,077.3	$1,074.7	0.2%	1.3%
Adjusted EBITDA	$239.5	$242.8	(1.4%)
Adjusted EBITDA margin	22.2%	22.6%	(40 bps)

Fluid Power Segment Results

	Three months ended
(USD in millions)	June 28, 2025	June 29, 2024	% Change	% Core Change
Net sales	$333.6	$343.6	(2.9%)	(2.5%)
Adjusted EBITDA	$76.4	$78.4	(2.6%)
Adjusted EBITDA margin	22.9%	22.8%	10 bps

	For the six months ended
(USD in millions)	June 28, 2025	June 29, 2024	% Change	% Core Change
Net sales	$654.0	$673.4	(2.9%)	(1.2%)
Adjusted EBITDA	$147.0	$155.0	(5.2%)
Adjusted EBITDA margin	22.5%	23.0%	(50 bps)
2025 Guidance
The Company is raising its full year guidance for 2025. Specifically, the company anticipates the following:
•Core sales growth in the range of +0.5% to +2.5% year-over-year
•Adjusted EBITDA of $765 million to $795 million
•Adjusted Earnings Per Share of $1.44 to $1.52
•Capital Expenditures of approximately $120 million
•Free Cash Flow conversion exceeding 90%
Share-based metrics in the Company’s guidance do not include the effect of any potential share repurchases.
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including expected Core Sales Growth, Adjusted EBITDA, Adjusted Earnings per Share and Free Cash Flow conversion for 2025. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 11:30 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation Second-Quarter 2025 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment manufacturers (“OEM”) as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 130 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business (including our ability to drive operating improvements and higher cash flow) and financial results, statements regarding our investments in key growth initiatives, and statements regarding our outlook for 2025. Such forward-looking statements are subject to various risks and uncertainties, including, among others, U.S. government policies, actions or legislation (including the imposition of tariffs), economic, political and other risks associated with international operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control (including material and logistics availability, inflation, supply chain and labor challenges and end-market recovery), risks related to catastrophic events, continued operation of our manufacturing facilities, including as a result of cybersecurity attacks, our ability to forecast and meet demand and market acceptance of new products. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as supplemented by the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2025 and as such factors may be further updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Six months ended
(USD in millions, except per share amounts)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net sales	$883.7	$885.5	$1,731.3	$1,748.1
Cost of sales	523.5	528.1	1,026.5	1,060.7
Gross profit	360.2	357.4	704.8	687.4
Selling, general and administrative expenses	231.2	221.2	447.4	436.3
Transaction-related expenses	—	1.2	0.4	1.6
Asset impairments	0.2	—	0.8	—
Restructuring expenses	13.0	1.6	14.6	2.8
Other operating expenses	—	0.1	—	0.1
Operating income from continuing operations	115.8	133.3	241.6	246.6
Interest expense	28.8	49.1	58.4	86.6
Other expenses (income)	6.8	(6.0)	9.2	(10.9)
Income from continuing operations before taxes	80.2	90.2	174.0	170.9
Income tax expense	16.8	12.3	42.0	46.8
Net income from continuing operations	63.4	77.9	132.0	124.1
Loss on disposal of discontinued operations	0.3	0.3	0.6	0.4
Net income	63.1	77.6	131.4	123.7
Less: non-controlling interests	6.6	6.9	12.9	13.0
Net income attributable to shareholders	$56.5	$70.7	$118.5	$110.7

Earnings per share
Basic
Earnings per share from continuing operations	$0.22	$0.27	$0.46	$0.42
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.22	$0.27	$0.46	$0.42

Diluted
Earnings per share from continuing operations	$0.22	$0.26	$0.45	$0.41
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.22	$0.26	$0.45	$0.41

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of June 28, 2025	As of December 28, 2024
Assets
Current assets
Cash and cash equivalents	$719.7	$682.0
Trade accounts receivable, net	826.3	722.7
Inventories	729.0	676.0
Taxes receivable	39.5	28.6
Prepaid expenses and other assets	207.0	196.7
Total current assets	2,521.5	2,306.0
Non-current assets
Property, plant and equipment, net	609.2	579.5
Goodwill	2,022.3	1,908.9
Pension surplus	5.7	5.7
Intangible assets, net	1,232.7	1,248.6
Right-of-use assets	142.4	139.4
Taxes receivable	20.2	20.7
Deferred income taxes	628.6	553.5
Other non-current assets	35.2	24.0
Total assets	$7,217.8	$6,786.3
Liabilities and equity
Current liabilities
Debt, current portion	$39.8	$39.1
Trade accounts payable	411.3	408.2
Taxes payable	27.3	22.9
Accrued expenses and other current liabilities	250.9	251.3
Total current liabilities	729.3	721.5
Non-current liabilities
Debt, less current portion	2,304.9	2,311.5
Post-retirement benefit obligations	76.7	78.0
Lease liabilities	128.5	127.3
Taxes payable	84.7	82.2
Deferred income taxes	52.1	56.8
Other non-current liabilities	229.9	68.7
Total liabilities	3,606.1	3,446.0
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 257,448,083 (December 28, 2024: authorized shares: 3,000,000,000; outstanding shares: 255,203,987)	2.6	2.6
—Additional paid-in capital	2,621.0	2,618.6
—Accumulated other comprehensive loss	(940.0)	(1,077.2)
—Retained earnings	1,585.4	1,479.6
Total shareholders’ equity	3,269.0	3,023.6
Non-controlling interests	342.7	316.7
Total equity	3,611.7	3,340.3
Total liabilities and equity	$7,217.8	$6,786.3

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended
(USD in millions)	June 28, 2025	June 29, 2024
Net income	131.4	123.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105.5	109.1
Foreign exchange and other non-cash financing income	(12.6)	(11.9)
Share-based compensation expense	15.7	13.8
Decrease in post-employment benefit obligations, net	(4.4)	(4.2)
Deferred income taxes	(11.0)	(13.2)
Asset impairments	0.8	—
Gain on disposal of property, plant and equipment	—	(7.2)
Other operating activities	5.8	(1.2)
Changes in operating assets and liabilities:
—Accounts receivable	(63.5)	(56.9)
—Inventories	(16.4)	(66.0)
—Accounts payable	(16.7)	(3.2)
—Prepaid expenses and other assets	(13.0)	13.6
—Taxes payable	(1.6)	(1.4)
—Other liabilities	(9.7)	(22.2)
Net cash provided by operating activities	110.3	72.8
Cash flows from investing activities
Purchases of property, plant and equipment	(36.9)	(37.9)
Purchases of intangible assets	(18.7)	(7.4)
Purchases of investments	—	(11.2)
Cash paid under company-owned life insurance policies	(10.4)	(4.1)
Cash received under company-owned life insurance policies	2.4	10.0
Proceeds from the sale of property, plant and equipment	2.1	10.5
Other investing activities	(0.5)	—
Net cash used in investing activities	(62.0)	(40.1)
Cash flows from financing activities
Issuance of shares	4.7	7.1
Repurchase of shares	(13.0)	(50.3)
Proceeds from long-term debt	—	1,800.0
Payments of long-term debt	(9.4)	(1,907.0)
Debt issuance costs paid	—	(17.7)
Employee taxes paid from shares withheld	(16.9)	(2.4)
Dividends paid to non-controlling interests	(3.5)	—
Other financing activities	4.7	12.7
Net cash used in financing activities	(33.4)	(157.6)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	23.1	(16.2)
Net increase (decrease) in cash and cash equivalents and restricted cash	38.0	(141.1)
Cash and cash equivalents and restricted cash at the beginning of the period	684.8	724.0
Cash and cash equivalents and restricted cash at the end of the period	$722.8	$582.9

Supplemental schedule of cash flow information
Interest paid	$56.8	$86.0
Income taxes paid	$54.7	$61.4
Accrued capital expenditures	$0.9	$1.4

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of net sales for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Beginning with the three months ended June 29, 2024, we revised our definition of Adjusted Net Income to adjust for discrete tax items, which are significant, unusual or infrequently occurring tax items. We have revised the prior period amounts to conform to our current period presentation.
Core sales is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in average currency exchange rates and the first-year impacts of acquisitions and disposals, when applicable. Core sales growth is the change in core sales expressed as a percentage of prior period net sales. We present core sales growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Six months ended
(USD in millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net income from continuing operations	$63.4	$77.9	$132.0	$124.1
Adjusted for:
Income tax expense	16.8	12.3	42.0	46.8
Interest expense	28.8	49.1	58.4	86.6
Depreciation and amortization	53.3	54.5	105.5	109.1
Transaction-related expenses (1)	—	1.2	0.4	1.6
Asset impairments	0.2	—	0.8	—
Restructuring expenses (2)	13.0	1.6	14.6	2.8
Share-based compensation expense	9.6	5.2	15.7	13.8
Inventory write-offs and adjustments (3) (included in cost of sales)	4.0	3.4	3.0	17.3
Restructuring-related expenses (included in cost of sales)	1.2	—	2.4	—
Restructuring-related expenses (included in SG&A)	3.1	—	4.6	0.1
Credit loss related to customer bankruptcy (Included in SG&A)	—	—	—	0.1
Other expenses (income), excluding foreign currency transaction gain or loss (4)	5.8	(3.1)	7.1	(4.6)
Other items not directly related to current operations	—	0.1	—	0.1
Adjusted EBITDA	$199.2	$202.2	$386.5	$397.8

Net Sales	$883.7	$885.5	$1,731.3	$1,748.1
Net income from continuing operations margin	7.2%	8.8%	7.6%	7.1%
Adjusted EBITDA Margin	22.5%	22.8%	22.3%	22.8%

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory write-offs and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(4)	Other expenses (income) excludes foreign currency transaction losses of $1.0 million and $2.1 million during the three and six months ended June 28, 2025, respectively, and foreign currency translation gains of $2.9 million and $6.3 million during the three and six months ended June 29, 2024, respectively.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Six months ended
(USD in millions, except share numbers and per share amounts)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net income attributable to shareholders	$56.5	$70.7	$118.5	$110.7
Adjusted for:
Loss on disposal of discontinued operations	0.3	0.3	0.6	0.4
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.0	28.9	57.3	58.0
Transaction-related expenses (1)	—	1.2	0.4	1.6
Asset impairments	0.2	—	0.8	—
Restructuring expenses (2)	13.0	1.6	14.6	2.8
Restructuring-related expenses (included in cost of sales)	1.2	—	2.4	—
Restructuring-related expenses (included in SG&A)	3.1	—	4.6	0.1
Share-based compensation expense	9.6	5.2	15.7	13.8
Inventory write-offs and adjustments (3) (included in cost of sales)	4.0	3.4	3.0	17.3
Adjustments relating to post-retirement benefits	0.5	(0.6)	0.9	(1.3)
Financing and other FX related losses	7.8	(3.0)	11.0	(1.5)
Loss on extinguishment of debt (4)	—	14.8	—	14.8
Credit loss related to customer bankruptcy (included in SG&A)	—	—	—	0.1
Discrete tax items (5)	(7.2)	(12.2)	(7.1)	(0.5)
Other adjustments	(1.5)	(1.7)	(2.8)	(3.5)
Estimated tax effect of the above adjustments	(15.4)	(13.1)	(24.9)	(25.5)
Adjusted Net Income	$101.1	$95.5	$195.0	$187.3

Diluted weighted-average number of shares outstanding	260,469,532	266,812,510	261,005,482	266,951,237
GAAP Net Income per diluted share	$0.22	$0.26	$0.45	$0.41
Adjusted Net Income per diluted share	$0.39	$0.36	$0.75	$0.70

(1)	Transaction-related expenses related primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and included costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory write-offs and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis.
(4)
On June 4, 2024, Gates extinguished the 2021 Dollar Term Loans and the asset-backed credit facility in connection with our debt refinancing. As a result, we accelerated $14.8 million in deferred issuance costs during the three months ended June 29, 2024.

(5)	For the three months ended June 28, 2025, the effective tax rate was driven primarily by net discrete tax benefits of $7.2 million, of which $3.2 million related to prior year adjustments primarily from various foreign jurisdictions in which returns were filed, $2.6 million related to excess tax benefits on stock option exercises, and $2.0 million related to changes in the realizability of certain deferred tax assets, offset by $0.6 million of other net discrete tax expenses.

For the six months ended June 28, 2025, the effective tax rate was driven primarily by net discrete tax benefits of $7.1 million, of which $8.6 million related to excess tax benefits on stock option exercises, $3.2 million related to prior year adjustments primarily from various foreign jurisdictions in which returns were filed and $0.6 million other discrete tax benefits, offset by $3.2 million related to changes in the realizability of certain deferred tax assets and $2.1 million related to net unrecognized tax benefits.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Sales Growth
(Unaudited)

	Three months ended June 28, 2025
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended June 28, 2025 (1)	$550.1	$333.6	$883.7
Impact on net sales of movements in currency rates	(5.2)	1.5	(3.7)
Core sales for the three months ended June 28, 2025	$544.9	$335.1	$880.0

Net sales for the three months ended June 29, 2024	541.9	343.6	885.5
Increase (decrease) in net sales	8.2	(10.0)	(1.8)
Increase (decrease) in net sales on a core basis (core sales)	$3.0	$(8.5)	$(5.5)

Net sales growth (decline)	1.5%	(2.9%)	(0.2%)
Core sales growth (decline)	0.6%	(2.5%)	(0.6%)

	Six months ended June 28, 2025
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the six months ended June 28, 2025	$1,077.3	$654.0	$1,731.3
Impact on net sales of movements in currency rates	11.7	11.2	22.9
Core sales for the six months ended June 28, 2025	$1,089.0	$665.2	$1,754.2

Net sales for the six months ended June 29, 2024	1,074.7	673.4	1,748.1
Increase (decrease) in net sales	2.6	(19.4)	(16.8)
Increase (decrease) in net sales on a core basis (core sales)	$14.3	$(8.2)	$6.1

Net sales growth (decline)	0.2%	(2.9%)	(1.0%)
Core sales growth (decline)	1.3%	(1.2%)	0.3%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Contact
Gates Investor Relations
Rich Kwas
(303) 744-4887
investorrelations@gates.com